Independent Auditors' Report

To the Shareholders
Studio Mouse, LLC
Norwalk, Connecticut

We have audited the accompanying balance sheet of Studio Mouse, LLC as of December 31, 2001, and the related statements of operations, shareholders' deficit, and cash flows from inception (June 1, 2001) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Studio Mouse, LLC at December 31, 2001, and the results of its operations and its cash flows from inception (June 1, 2001) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.




June 24, 2002

                                Studio Mouse, LLC
                                 Balance Sheets

                                                                       December 31,     June 30,
                                                                           2001           2002
                                                                        (Audited)      (Unaudited)
                                                                      ------------    ------------
ASSETS
Current assets:
Cash and cash equivalents                                             $      3,561    $    144,213
Accounts receivable                                                         32,660         312,687
Inventories                                                                    498             498
Prepaid expenses and other current assets                                   18,038          16,258
                                                                      ------------    ------------
Total current assets                                                        54,757         473,656

Equipment, net                                                              11,082          14,172
Organization costs, net                                                      4,879           4,337
Pre-publication costs, net                                                  28,558          37,305
                                                                      ------------    ------------
Total assets                                                          $     99,276    $    529,470
                                                                      ============    ============

LIABILITIES AND SHAREHOLDERS' (DEFICIT) EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses                                 $     38,165    $    195,906
Royalties payable                                                              792          65,400
Due to Trudy Corporation                                                    29,076          35,678
Due to The Chart Studio (Pty) Ltd.                                          41,685          85,074
                                                                      ------------    ------------
Total current liabilities                                                  109,718         382,058


Shareholders' (deficit) equity:
Common stock: No par value:
Authorized shares - 100,000,000
Issued and outstanding shares - 500,000                                     50,000          50,000
Accumulated deficit                                                        (60,442)         97,412
                                                                      ------------    ------------
Total shareholders' (deficit) equity                                       (10,442)        147,412
                                                                      ------------    ------------
Total liabilities and shareholders' (deficit) equity                  $     99,276    $    529,470
                                                                      ============    ============

 See accompanying summary of accounting policies and notes to financial statements.

                                Studio Mouse, LLC
                            Statements of Operations



                                                                       For the
                                                 From inception      six months
                                                (June 1, 2001) to      ended
                                                   December 31,       June 30,
                                                      2001              2002
                                                    (Audited)        (Unaudited)
                                                   -----------       -----------


Net sales                                          $    32,660       $   794,141
    Cost of sales                                       33,661           484,015
                                                   -----------       -----------
Gross (loss) profit                                     (1,001)          310,126

Operating expenses:
    Selling, general and administrative                 56,683           148,880
    Depreciation and amortization                        2,758             3,392
                                                   -----------       -----------
(Loss) Income from operations                          (60,442)          157,854
                                                   -----------       -----------
Net (loss) income                                  $   (60,442)      $   157,854
                                                   ===========       ===========




Basic net (loss) income per share                  $     (0.12)      $      0.32
                                                   ===========       ===========

Weighted average number of shares outstanding          500,000           500,000
                                                   ===========       ===========


               See accompanying summary of accounting policies and
                         notes to financial statements.

                                   Studio Mouse, LLC
                      Statement of Shareholders' (Deficit) Equity


                                                          Retained          Total
                                      Common Stock       (Deficit)      Shareholders'
                                   Shares      Amount     Earnings    (Deficit) Equity
                                 ---------   ---------   ---------    ----------------

Balance at June 1, 2001            500,000   $  50,000   $      --       $  50,000

Net loss (audited)                                         (60,442)        (60,442)
                                 ---------   ---------   ---------       ---------

Balance at December 31, 2001       500,000      50,000     (60,442)        (10,442)

Net income (unaudited)                                     157,854         157,854
                                 ---------   ---------   ---------       ---------

Balance at June 30, 2002           500,000   $  50,000   $  97,412       $ 147,412
                                 =========   =========   =========       =========


               See accompanying summary of accounting policies and
                         notes to financial statements.

                                       Studio Mouse, LLC
                                   Statements of Cash Flows


                                                                                    For the
                                                                From inception     six months
                                                              (June 1, 2001) to      ended
                                                                 December 31,       June 30,
                                                                     2001             2002
                                                                   (Audited)       (Unaudited)
                                                                  ----------       ----------
Operating activities
Net (loss) income                                                 $  (60,442)      $  157,854

Adjustments to reconcile net loss to net cash used in operating activities:
  Depreciation                                                         2,216            2,851
  Amortization of organization costs                                     542              542
  Amortization of pre-publication costs                                  551            7,766

Changes in operating assets and liabilities:
  Accounts receivable                                                (32,660)        (280,027)
  Inventories                                                           (498)              --
  Prepaid expenses and other current assets                          (18,038)           1,780
  Accounts payable and accrued expenses                               38,165          157,741
  Royalties payable                                                      792           64,608
  Advances from Trudy Corporation                                     29,076            6,602
  Advances from The Chart Studio (Pty) Ltd.                           41,685           43,389
                                                                  ----------       ----------
Net cash provided by operating activities                              1,389          163,106

Investing activities:
  Purchases of property and equipment                                (13,298)          (5,941)
  Pre-publication and royalty advances                               (29,109)         (16,513)
  Organization costs                                                  (5,421)              --
                                                                  ----------       ----------
Net cash used by investing activities                                (47,828)         (22,454)

Financing activities:
  Capital contributions from joint venture shareholders               50,000               --
                                                                  ----------       ----------
Net cash used by financing activities                                 50,000               --
                                                                  ----------       ----------

Net decrease in cash and cash equivalents                              3,561          140,652
Cash and cash equivalents at beginning of period                          --            3,561
                                                                  ----------       ----------
Cash and cash equivalents at end of period                        $    3,561       $  144,213
                                                                  ==========       ==========


               See accompanying summary of accounting policies and
                         notes to financial statements.

                                STUDIO MOUSE, LLC
                          NOTES TO FINANCIAL STATEMENTS



1.   Summary of Significant Accounting Policies

Description of Business

Studio Mouse, LLC (the "Company"), registered in the state of Connecticut as a limited liability company, is a joint venture between Trudy Corporation (Trudy), a Connecticut company and The Chart Studio (Pty) Ltd., a privately held South African company. The Company was formed with the goal of maximizing the combined intellectual assets of each company, including Trudy's license with the Smithsonian Institution, by creating new product formats utilizing a fresh approach to creating multimedia "books plus" products. The operating agreement provides, among other matters, that each of the joint venture shareholders owns 45% of the Company with the remaining 10% owned by related parties of each shareholder, and further, that the agreement be approved by the Reserve Bank of South Africa.

Studio Mouse has developed a customer base including both North American and international accounts in the trade, mass market, door-to-door, and educational distributor sales channels, to which Studio Mouse ships products directly from the factory. This model alleviates the majority of the need for the financing and storage of inventory.


Basis of Presentation

Costs associated with the development and design of the Company's product, which have been incurred by the joint venture shareholders on behalf of Studio Mouse, have been allocated to the Company. However, each joint venture shareholder has chosen to absorb general and administrative costs relating to the operation of Studio Mouse.

The financial statements presented for June 30, 2002 are unaudited.


Estimates

The preparation of these financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures. On an ongoing basis, the Company evaluates its estimates and judgments that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions.

                                STUDIO MOUSE, LLC
                          NOTES TO FINANCIAL STATEMENTS



Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.


Accounts Receivable

The Company transacts business on a credit basis with its customers. The Company routinely assesses the financial strength of its customers and, as a consequence, believes that its trade accounts receivable credit risk exposure is limited. The Company does not require collateral or other security to support credit sales.


Inventories

Inventories, which consist principally of finished goods, are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.


Equipment

Equipment is stated at cost. Depreciation is computed principally by the straight-line method over the estimated useful lives of the assets, which range from three to seven years for machinery and equipment, and furniture and fixtures.


Fair Value of Financial Instruments

The Company has the following financial instruments: cash and cash equivalents, accounts receivable, inventory, accounts payable and accrued expenses, and loans payable to the joint venture shareholders. The carrying value of cash and cash equivalents, accounts receivable, and accounts payable and accrued expenses approximates their fair value based on the liquidity of these financial instruments or based on their short-term nature.


Pre-Publication Costs

Pre-publication costs are capitalized and amortized over a three-year period using the straight-line method.


Long-Lived Assets

In accordance with Financial Accounting Standards Board Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" the Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be

                                STUDIO MOUSE, LLC
                          NOTES TO FINANCIAL STATEMENTS



recoverable. Management performs ongoing business reviews and evaluates impairment indicators based on qualitative and quantitative factors. If it is determined that the carrying amount of an asset cannot be fully recovered, an impairment loss is recognized. Management believes that no impairment loss has occurred.


Revenue

Revenues are recorded in accordance with SEC Staff Accounting Bulletin No. 101 "Revenue Recognition in Financial Statements."

Revenue from product sales are recognized in the period when persuasive evidence of an arrangement with the customer exists, the products are shipped and title has transferred to the customer, all significant obligations have been delivered, and collection is considered probable.


Income Taxes

In lieu of corporation income taxes, the shareholders of a limited liability company are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in the Company's financial statements.


Income/Loss Per Share Computation

Income/Loss per share is computed in accordance with Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share," (Statement 128). There are no dilutive shares. Basic earnings per share is computed by dividing the weighted average number of common shares outstanding into net (loss) income.


Comprehensive Income (Loss)

The Company adopted SFAS No. 130, "Reporting Comprehensive Income" (Statement
130). Statement 130 establishes new rules for the reporting and display of comprehensive income (loss) and its components. Comprehensive income (loss) for the Company is the same as net income (loss) for all periods presented.

                                STUDIO MOUSE, LLC
                          NOTES TO FINANCIAL STATEMENTS



Segments of an Enterprise and Related Information

The Company adopted the FASB's SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" (Statement 131). Statement 131 established standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. Statement 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers. The Company has determined it has no reportable segments under Statement 131.


New Accounting Standards

The Financial Accounting Standards Board (FASB) issued several pronouncements and interpretations and the Securities and Exchange Commission (SEC) issued several Staff Accounting Bulletins (SAB). Certain of these pronouncements may have future applicability, Statement of Financial Accounting Standards (SFAS) No. 132 "Employers Disclosures about Pensions and Other Post Retirement Benefits," effective June 15, 2000, and No. 137 "Accounting for Derivative Instruments and Hedging Activities," effective June 15, 2000 would not have impacted the financial statements as the Company has not participated in derivative transactions nor does the Company have a defined benefit plan.

In December 1999, the SEC issued SAB No. 101 "Revenue Recognition in Financial Statements." SAB 101 summarizes certain areas of the SEC's views in applying generally accepted accounting principles to revenue recognition in financial statements. The Company believes that its current revenue recognition policies comply with SAB 101.

In August 1999, the SEC issued SAB No. 99 "Materiality". SAB 99 provides that the exclusive reliance on certain quantitative benchmarks to assess materiality in preparing financial statements is inappropriate; misstatements are not immaterial simply because they fall beneath a numerical threshold. Management believes the Company is in compliance with SAB 99.

In June 2001, the Financial Accounting Standards Board issued SFAS No. 141, "Business Combinations." SFAS 141 applies prospectively to all business combinations initiated after June 30, 2001 and to all business combinations accounted for using the purchase method for which the date of acquisition is July 1, 2001, or later. This statement requires all business combinations to be accounted for using one method, the purchase method. The adoption of SFAS No. 141 is not expected to have a significant impact on the Company's future financial statements.

                                STUDIO MOUSE, LLC
                          NOTES TO FINANCIAL STATEMENTS


Advertising

Advertising costs are expensed as incurred, except for catalogs and brochures which are all amortized over the period benefited not to exceed the publication date of the new brochure or twelve months, whichever is less. There was no advertising expense for the period from inception (June 1, 2001) through December 31, 2001 and for the six months ended June 30, 2002.


2.   Inventories

Inventories consist of the following:

                                                     December 31, 2001
                                                     and June 30, 2002
                                                     -----------------

         Finished goods                                   $    498
                                                          ========


3.   Equipment

Equipment consists of the following:

                                            December 31, 2001      June 30, 2002
                                            -----------------      -------------
         Furniture and fixtures                 $  13,298            $  16,671
         Computer equipment                            --                2,568
                                                ---------            ---------
                                                   13,298               19,239
         Accumulated depreciation                  (2,216)              (5,067)
                                                ---------            ---------
                                                $  11,082            $  14,172
                                                =========            =========


4.   Loans Payable to Joint Venture Shareholders

Although each joint venture shareholder has chosen to absorb general and administrative costs relating to the joint venture, both Trudy and The Chart Studio are required to loan funds to the Company for working capital needs and other proper purposes, as per the operating agreement. The amount of each shareholder's loan must be for a minimum of $25,000, bearing interest at a rate of 5% per annum. In addition to these loans, the sums due the joint venture shareholders include payroll costs for services rendered to the Company by employees of both Trudy and The Chart Studio. At December 31, 2001, the Company owed Trudy $29,076 and The Chart Studio $41,685. At June 30, 2002, the Company owed Trudy $35,678 and The Chart Studio $85,074.

                                STUDIO MOUSE, LLC
                          NOTES TO FINANCIAL STATEMENTS



5.   Concentrations and Credit Risk

     (a)  Sales

          The Company's two largest accounts from inception (June 1, 2001) to December 31, 2001 represented 70% of total sales and 30% of total sales. For the six months ended June 30, 2002, the Company's two largest accounts represented 59% of total sales and 23% of total sales. The Company's sales to Trudy Corp. represented 16% of total sales for the six months ended June 30, 2002, and none from inception to December 31, 2001.

     (b)  Cost of Sales

          The Company produces the majority of its products by sub-contracting with independent toy factories and printing plants located in Asia. From inception (June 1, 2001) to December 31, 2001, the Company purchased 100% of its books and related multimedia products from vendors in China with one vendor comprising 80% of such purchases. During the six month period ended June 30, 2002, this same vendor comprised approximately 88% of the Company's product purchases. Purchases from Trudy Corp. for the six month period approximated $2,000.


The Company believes that production could quickly be transferred to other companies in China if production were not available from its current vendors, or if more favorable pricing became available. These manufacturers can also perform certain other functions such as the labeling and packaging of product for volume shipments directly to specific customers.


6.   Subsequent Events

     (a) In April 2002, The Chart Studio (Pty) Ltd. advised Trudy Corp. that the Reserve Bank of South Africa disapproved of its application to form a joint venture with Trudy in the name of Studio Mouse, LLC. The Chart Studio (Pty) Ltd. stated that it intended to resubmit its application with the guidance of RMB Corvest, the investment banking arm of Rand Merchant Bank, Johannesburg, which is a minority stockholder in The Chart Studio.

          Although The Chart Studio's application was resubmitted, it was subsequently denied. Accordingly, a Memorandum of Understanding of August 20, 2002, provided for changes in the shareholders' business relationship as follows:

          o Studio Mouse has become a subsidiary of Trudy, 95% owned by Trudy and 5% owned by the president of Studio Mouse and publisher of Trudy.

                                STUDIO MOUSE, LLC
                          NOTES TO FINANCIAL STATEMENTS



          o Chart Studio's contingent equity will be converted into a long-term loan from Chart Studio to Studio Mouse in the amount of approximately $420,000.

          o Over the next 24 months, Chart Studio may reapply to the Reserve Bank of South Africa for approval of 50% equity ownership in Studio Mouse. Upon such approval and satisfaction of certain other conditions, Chart Studio may exercise the option to purchase a 50% equity ownership of Studio Mouse, in which case the long-term loan will be forgiven. Should such approval not be forthcoming, or Chart Studio not exercise its option, the long-term loan, plus any equity appreciation, must be repaid over the 36 months following such 24 month period.

          o In order to preserve its potential opportunity for equity participation in Studio Mouse, Chart Studio shall provide editorial and art content, graphic design services and worldwide marketing/sales support at cost to Studio Mouse.

          In connection with the purchase of the 50% interest from The Chart Studio, the Company recorded the goodwill attendant to the purchase price at the present value of the five year loan, approximating $420,000, using a 7 1/2% interest factor.


    (b) The subsidiary rights licensing agreement between Trudy Corporation and Studio Mouse, LLC concerning content created under the existing license by the Smithsonian Institution to Trudy d/b/a Soundprints was approved in a License Amendment between the Smithsonian Institution and Soundprints dated April 30, 2002.